Exhibit 10.2

                   TECHNOLOGY DEVELOPMENT AND OPTION AGREEMENT

      This Technology Development and Option Agreement (this "Agreement") is made effective as of August 24, 2007 (the "Effective Date"), by and among SGPF, LLC, a Kentucky limited liability company ("SGPF"), MedPro Safety Products, Inc ("MedPro"), a Delaware Corporation.

                                    RECITALS

      A. SGPF has an agreement to acquire the technology and related products known as the Safety Syringe System, with and without a Distal Protective Needle, in a Fillable and Pre-filled Configuration, and more precisely described in the Patents and description contained in Exhibit A, (hereinafter referred to as "the Blunt Technology.")

      B. SGPF desires to engage the services and the financial support of MedPro to develop the Blunt Technology and MedPro is willing to provide such assistance in exchange for receiving an option to acquire the Blunt Technology in accordance with this Agreement.

                                    AGREEMENT

      Incorporating the above recitals herein, and in consideration of the covenants and obligations contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, SGPF and MedPro hereby agree as follows:

1. Definitions

      For purposes of this Agreement capitalized terms have the meanings set forth in this Section or elsewhere in this Agreement.

      1.1 "Affiliate" as used in this Agreement with respect to a person or entity means any corporation, company, partnership, joint venture, entity, and/or firm which controls, is controlled by or is under common control with such person or entity.

      1.2 "Blunt Product" means the Safety Syringe System, with and without a Distal Protective Needle, in a Fillable and Pre-filled Configuration, as described on Exhibit A to this Agreement and covered by the Patents and the Patent Applications.

      1.3 "Blunt Technology" means (a) the technology described on the Description of the Safety Syringe Device and the Product, in multiple configurations as noted in this Agreement, and as attached to this Agreement as Exhibit A, and (b) all knowledge, information, know-how, discoveries, procedures, devices, techniques, programs, inventions, creations, methods, protocols, formulas, software, designs, drawings, works of authorship and other valuable technical and proprietary information related to such technology, the Safety Syringe Device and the Product that have been developed by or on behalf of SGPF as of the date of this Agreement. Such know-how described in the previous sentence includes, but is not limited to, proof of concept and all efforts necessary to ensure manufacturability of all of the above mentioned. This does NOT mean additional refinements may not be necessary.


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

      1.4 "Closing" shall have the meaning set forth in Section 3.3.

      1.5 "Development Agreement" shall have the meaning set forth in Section 2.1(ii).

      1.6  "Development  Agreement  Notice"  shall have the meaning set forth in
Section 2.1(ii).

      1.7 "Development Costs" shall have the meaning set forth in Section 2.2.

      1.8 "Encumbrances" means any title defects, objections, liens, claims, pledges, rights of first refusal, options, charges, security interests, mortgages or other encumbrances of any nature whatsoever which are claimed through or by SGPF but specifically excluding any of the same arising under or by reason of the TAG.

      1.9 "Exercise Period" shall have the meaning set forth in section 3.3.

      1.10 "Exercise Price" shall have the meaning set forth in Section 3.2

      1.11 "MedPro Services" shall have the meaning set forth in Section 2.1.

      1.12 "Patents" means (a) any Patents described in Exhibit A or Patents arising out of the Patent Applications described in Exhibit A; and (b) any and all reissues, extensions, substitutions, confirmation, registrations, re-validations, re-examinations, additions, continuations, continuation-in-part or divisionals of or to such Patents, together with all foreign corresponding Patents thereof.

      1.13 "Patent Applications" means (a) the Patent applications described in Exhibit A and (b) any other U.S. or foreign Patent applications that may be filed with respect to the Technology or the Product, and any continuations, continuations-in-part and divisions of these applications.

      1.14 "TAG" shall mean that certain Technology Acquisition Agreement dated February 19, 2007 among SGPF, Hooman Asbaghi and Visual Connections.

2. Development of the Blunt Technology

      2.1 Services to be Provided by MedPro. The following shall apply to the development of the Blunt Technology:

            (i) MedPro shall, in consultation with SGPF, manage and direct the development of the Blunt Technology with the objective of fully commercializing the Blunt Technology as quickly as possible, including, but not limited to, doing the following: (a) providing the administrative support need to manage the development of the intellectual property and Patent process; (b) continuing to prosecute the Patent filings; (c) obtaining approvals from the Food and Drug Administration; (d) generation of the proof of concept tooling and samples; (e) solicitation of agreements for the marketing and distribution of the Blunt Product; and (f) performing all acts reasonably necessary to develop the Blunt Technology for commercialization (the "MedPro Services") In providing MedPro Services, MedPro will devote sufficient management resources and experienced personnel to complete the development process in a timely manner. In performing MedPro Services, MedPro shall regularly consult with and inform SGPF on all aspects of its activities and shall obtain, in advance, SGPF's approval on all major decisions regarding the MedPro Services.

            (ii) SGPF shall retain the unfettered authority to enter into a Development Agreement (as hereinafter defined) with any other party. In such event, MedPro's rights and obligations as provided in this Agreement shall cease in so far as such rights and obligations are inconsistent with the terms of the Development Agreement, except that nothing contained in such Development
Agreement shall reduce or eliminate MedPro's rights in Section 3 of this Agreement. For purposes of this Agreement, the term "Development Agreement" means an agreement under which a party commits to SGPF that it will generate the concept tooling and samples of Blunt Products, market and distribute Blunt Product, and perform other acts reasonably necessary to commercialize the Blunt Technology and Blunt Products. At such time as SGPF enters into a Development Agreement, it shall provide written notice to MedPro (the "Development Agreement Notice").

      2.2 Development Costs to be paid by MedPro. MedPro will pay all the costs incurred in performing the MedPro Services (the "Development Costs") up to a maximum of Three Hundred Seventy-Five Thousand Dollars ($375,000.00). For purposes of this Agreement, Development Costs shall only include reasonable out-of-pocket expenses (including travel expenses) incurred by MedPro in performing the MedPro Services.

      On or about the tenth (10th) of each month during the term of this Agreement, MedPro shall provide SGPF an accounting of all Development Costs incurred during the preceding calendar month.

      Notwithstanding anything to the contrary contained herein, MedPro shall obtain the prior approval for any single expenditure exceeding Ten Thousand Dollars ($10,000.00).

3. Option to Purchase the Blunt Technology

      3.1 Option to Purchase Technology. On the terms set forth below, SGPF hereby grants to MedPro the exclusive option to acquire all of SGPF's right, title, and interest in and to the Blunt Technology.

      3.2 Option Exercise. Upon exercise of the option described in Section 3.1, the following shall occur:

            (i) MedPro shall pay to SGPF the Exercise Price on the date of Closing. The term "Exercise Price" shall mean the following:

                  (a) the sum of Two Million Five Hundred Thousand Dollars ($2,500,000.00);

                  (b) all amounts SGPF has paid on or prior to the date of Closing under Sections 2.1(a)(ii), (iii) and (iv) of the TAG (but specifically excluding Section 2.1(a)(i) of the TAG); and


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

                  (c) the sum of Two Million Five Hundred Thousand Dollars ($2,500,000.00) in common stock of MedPro (or any other shares into which MedPro common stock may be converted) based on a value of $1.81 per share of the MedPro common stock.

The amounts specified in 3.2(i) shall be paid to SGPF in cash by wire transfer in immediately available funds on the Closing Date. The stock certificates representing the capital stock specified in Section 3.2(i) shall be delivered to SGPF on the Closing Date.

            (ii) MedPro and SGPF shall execute an assignment agreement under which SGPF shall assign, and MedPro shall assume, all rights and obligations of SGPF under the TAG which assignment and assumption shall include, but not be limited to, the following: (A) the obligation to pay any outstanding payment due under Section 2.1(a)(ii) and (iii) in the TAG; and (B) the obligation to make any Royalty Payment (as defined by the TAG). The assignment agreement shall provide that MedPro shall assume and faithfully and fully discharge and perform each and every obligation arising under the TAG.

            (iii) SGPF and MedPro shall execute such other documents and instruments of assignment necessary or appropriate to transfer the Blunt Technology to MedPro.

      3.3 Time/Method To Exercise. MedPro shall have the right to exercise the option described in Section 3.1 beginning on execution date of this Agreement and ending on the sixtith (60th) day after delivery by SGPF to MedPro of the Development Agreement Notice ("Exercise Period"). To exercise the option, MedPro shall provided written notice to SGPF, prior to the end of the Exercise Period, referencing this Section 3.3 and stating that it intends to exercise its option pursuant to Section 3.1. The option exercise shall be consummated pursuant to
Section 3.2 (the "Closing") at a mutually agreeable time and place (but in the absence of such an agreement on the first business day following the expiration of the Exercise Period at the offices of MedPro in Lexington, Kentucky).

      Notwithstanding anything to the contrary contained herein, in the event SGPF receives a notice from MedPro that it intends to exercise the option described in Section 3.1 and SGPF believes, in good faith, that the representations contained in Section 4.4 may be inaccurate at the time of Closing, SGPF may defer the Closing for up to one hundred eighty (180) days to attempt to cure the inaccurate representation. If SGPF is unable to so cure in such time, the option notice shall deemed to be have never been given in response to the Development Agreement Notice

      3.4 Termination of Agreement. This Agreement shall terminate, and all rights and obligations of the parties hereunder shall cease, upon the expiration of the Exercise Period if MedPro has not exercised its option to purchase within the specified time after receiving a Development Agreement Notice.

4. Representations and Warranties of SGPF

      SGPF represents and warrants to MedPro as of the date hereof, which representations and warranties are material, are being relied upon by SGPF (not withstanding any independent investigation) and will survive the date hereof, as follows:


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

      4.1 Organization, Power. SGPF is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Kentucky and has all requisite corporate power and authority to carry on its business as it is now being conducted, to own, lease and operate its properties and assets, to enter into this Agreement and to carry out the transactions contemplated hereby.

      4.2 Authorization, Execution. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will be duly authorized by the Members of SGPF. This Agreement has been duly executed and delivered by SGPF, and constitutes a valid and legally binding obligation enforceable against SGPF in accordance with its terms.

      4.3 Conflicts. Neither the execution and delivery of this Agreement nor the performance of the provisions hereof or the transactions contemplated hereby by SGPF (a) violates or conflict with any organizational, charter or governing documents; (b) violates or conflicts with any applicable law, rule, regulation, writ, judgment, injunction, decree, determination, award or other order of any court, government or governmental agency or instrumentality, domestic or foreign, or (c) results in any breach of any of the terms of or constitutes a default under or results in the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or Encumbrance of any nature pursuant to the terms of any contract, agreement or instrument to which SGPF is a party or by which it or its properties or any of the Technology, Technology Rights or Product is bound.

      4.4 Technology Rights. At the time of the exercise of the option described in Section 3.1 only, the following representations shall apply

            (a) SGPF will be the exclusive record and beneficial owner of the Blunt Technology free and clear of all Encumbrances. SGPF has full rights and powers to, and at the Technology Transfer Time will deliver to SGPF, good and marketable title to all of the Technology Rights, free and clear of any Encumbrance.

            (b) The use of Blunt Technology as used by SGPF will not infringe or violate any trade secrets, plans and specifications, patents, copyrights, trade names, registered and common law trademarks, trademark applications, service marks, service mark applications, computer programs and other computer software, inventions, know-how, technology, proprietary processes and formulae or other intellectual property rights of any other person or entity.

            (c) Except as provided in the TAG, SGPF will not be obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any person claiming to be an owner of, licensor of, or other claimant to, any of the Blunt Technology.

      4.5 Statements. Neither this Agreement nor any exhibit, certificate, list or other document furnished or to be furnished by or on behalf of SGPF pursuant to this Agreement contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary to make the statements contained herein and therein, in light of the circumstances under which they are made, not misleading. There is no material fact as of the date hereof which has not been disclosed to MedPro.

      4.6 Litigation. There is no legal, administrative, arbitration, or other proceeding, suit, claim or action of any nature or investigation, review or audit of any kind, judgment, decree,


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

decision, injunction, writ or order pending, noticed, scheduled or threatened or contemplated by or against or involving the Blunt Technology, whether at law or in equity, before or by any person or entity or Authority, or which questions or challenges the validity of this Agreement or any action taken or to be taken by the parties hereto pursuant to this Agreement or in connection with the transactions contemplated herein. For purposes of this Agreement, "Authority" means any foreign, federal, state, or local government, government agency or instrumentality, administrative, regulatory, or judicial court, department, commission, agency, bureau, instrumentality or other authority.

      4.7 Compliance with Law; Consents. To its best knowledge, SGPF is in material compliance with all laws applicable to the Blunt Technology. Except as contemplated in the TAG, no consent, approval, notice to or other authorization of any third party (excluding Authority) are required in connection with the execution, delivery or performance of this Agreement by SGPF or the consummation by SGPF of the transactions contemplated herein or therein.

      4.8 Books and Records. The books and records of SGPF relating to the Blunt Technology are complete and correct in all material respects and have been maintained in accordance with SGPF' past business practices.

      4.9 Taxes. SGPF has filed or caused to be filed all federal, state, municipal and other tax returns, reports and declarations required to be filed by it on or before the date hereof so as to prevent any Encumbrance of any nature on the Blunt Technology and, except as otherwise provided herein, has paid or will pay all taxes which have been or will become due with respect to the periods covered by said returns and any period prior to the date hereof, or pursuant to any assessment received by it in connection therewith. All assessments and charges (including penalties and interest, if any) have been paid by SGPF, including any necessary adjustments with state and local tax authorities, and no deficiency in payment of any taxes for any period has been asserted by any taxing authority which remains unsettled at the date hereof.

      4.10 Additional Representations and Warranties. SGPF and MedPro represent and warrant, and covenant, as applicable, to SGPF that:

            (a) SGPF has entered into this Agreement in good faith and for bona fide business purposes, and the development, sale and purchase of the Blunt Technology Rights is an arm's length transaction which is fair, reasonable and in the best interest of both SGPF and MedPro.

            (b) The consideration received by SGPF for the Blunt Technology pursuant to this Agreement, is as of the date hereof sufficient, substantial, valuable, fair and adequate consideration for the purchase of the Blunt Technology.

5. Representations and Warranties of MedPro

      MedPro represents and warrants to MedPro as of the date hereof, which representations and warranties are material, are being relied upon by MedPro (not withstanding any independent investigation) and will survive the date hereof, as follows:


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

      5.1 Organization, Power. MedPro is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Delaware and has all requisite power and authority to carry on its business as it is now being conducted, to own, lease and operate its properties and assets, to enter into this Agreement and to carry out the transactions contemplated hereby.

      5.2 Authorization, Execution. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will be duly authorized by the Board of Directors of MedPro. Subject to the receipt of such authorization, this Agreement has been duly executed and delivered by MedPro, and constitutes a valid and legally binding obligation enforceable against them in accordance with its terms.

      5.3 Conflicts. Neither the execution and delivery of this Agreement nor the performance of the provisions hereof or the transactions contemplated hereby by MedPro violate or conflict with (a) any organizational, charter or governing documents; or (b) any applicable law, rule, regulation, writ, judgment, injunction, decree, determination, award or other order of any court, government or governmental agency or instrumentality, domestic or foreign.

      5.4 Statements. Neither this Agreement nor any exhibit, certificate, list or other document furnished or to be furnished by or on behalf of MedPro pursuant to this Agreement contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary to make the statements contained herein and therein, in light of the circumstances under which they are made, not misleading.

      5.5 Litigation. There is no legal, administrative, arbitration, or other proceeding, suit, claim or action of any nature or investigation, review or audit of any kind, judgment, decree, decision, injunction, writ or order pending, noticed, scheduled or threatened or contemplated, whether at law or in equity, before or by any person or entity or Authority, which questions or challenges the validity of this Agreement or any action taken or to be taken by the parties hereto pursuant to this Agreement or in connection with the transactions contemplated herein.

      5.6 Compliance with Law; Permits; Consents. No Consent, approval order, notice to or other authorization of any third parties (other than Authority) are required in connection with the execution, delivery or performance of this Agreement by MedPro or the consummation by MedPro of the transactions contemplated herein or therein.

      5.7 Additional Representations and Warranties. MedPro has entered into this Agreement in good faith and for bona fide business purposes, and the development, sale and purchase of the Blunt Technology Rights is an arm's length transaction which is fair, reasonable and in the best interest of both SGPF and MedPro.

6. Confidentiality

      SGPF and MedPro agree to keep strictly confidential and not to disclose to any third party any knowledge, know-how, practice, process or other information relating to the Blunt Technology or the Blunt Products, or any information provided by SGPF to MedPro; provided, however, that such information (a) was not in the public domain at the time of disclosure to the third party, or (b) is required to be disclosed to an Authority, in which case SGPF will be provided with adequate written notice and given every reasonable opportunity to protect or


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

contest such disclosure. MedPro will use all reasonable efforts to ensure that none of its agents, employees or representatives violate the provisions of this
Section 6. SGPF understands that if it fails to fulfill its obligation under this Section 6, the damages to SGPF would be very difficult to determine. In addition to any rights or remedies available to SGPF at law, in equity or by statute, therefore, SGPF hereby consents to the specific enforcement of this
Section 6 by SGPF through an injunction or restraining order issued by an appropriate court prohibiting the continuance of any violation by the breaching party.

7. Indemnification

      7.1 Indemnification by MedPro. MedPro shall defend, indemnify and hold harmless SGPF and its respective directors, representatives, officers, managers, employees, agents, shareholders or consultants, from and against any claim, demand, loss, damage (including consequential and incidental damages), cost or expense (including, without limitation, reasonable attorneys' fees and expenses including costs of investigation), or diminution of value, whether or not involving a third party claim, suffered or incurred by SGPF in connection with:
(a) the failure of any of the representations and warranties of MedPro contained in this Agreement to have been true and correct in all material respects; and
(b) the failure of MedPro to comply with any of the covenants or provisions contained in this Agreement which are required to be performed by MedPro.

      7.2 Indemnification by SGPF. SGPF agrees to defend, indemnify and hold harmless MedPro and its respective directors, representatives, officers, managers, employees, agents, shareholders or consultants, from and against any claim, demand, loss, damage (including consequential and incidental damages), cost or expense (including, without limitation, reasonable attorneys' fees and expenses including costs of investigation), suffered or incurred by SGPF in connection with (a) the failure of any of the representations and warranties of SGPF contained in this Agreement to have been true and correct in all material respects; and (b) the failure of SGPF to comply with any of the covenants or provisions contained in this Agreement which are required to be performed by SGPF.

      7.3 Notice and Procedure. In the event any claim or demand is asserted or any legal proceeding is threatened or instituted by any person in respect of which indemnification may be sought by an indemnified party pursuant to Sections
7.1 or 7.2, the indemnified party will notify the indemnifying party thereof within a reasonable period of time. The indemnifying party will thereafter, at its expense, defend against, negotiate, settle or otherwise deal with any proceeding, claim or demand, provided, however that the indemnified party may participate in any proceeding with counsel of its choice at its expense. The parties will cooperate fully with each other in connection with the defense, negotiation or settlement of any such legal proceeding, claim or demand; provided, however, that the indemnifying party will not settle any claim, demand or proceeding without the consent of the indemnified party(ies) with respect thereto, which consent will not be unreasonably withheld.

8. Miscellaneous Provisions

      8.1 Infringement or Invalidity Actions or Proceedings.


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

      After the Closing, in any suit, proceeding or dispute involving (i) the infringement of any Patent within the Blunt Technology (or alleging infringement of a Patent or other intellectual property owned by a third party by reason of MedPro's use of the Blunt Technology in the manufacture, sale or use of the Blunt Products) or (ii) claims that any such Patent or Blunt Technology is invalid, then SGPF will provide MedPro with reasonable cooperation including, but not limited to, becoming party to such suit, proceeding or dispute, and, upon the request and at the expense of SGPF, SGPF will make available to SGPF, at reasonable times and under appropriate conditions, all relevant personnel, records, papers, information, samples, specimens, and the like in its possession.

      8.2 SGPF Decision. Notwithstanding anything to the contrary in this Agreement, prior to the Closing, SGPF may, at its sole discretion, determine whether or not to proceed with development, production and/or distribution of the Blunt Product. SGPF shall notify MedPro of any such decision not to proceed, and its reasons, in writing.

      8.3 Patent Prosecution. Until Closing, subject to Section 2.1, SGPF shall be solely responsible for the prosecution of the Patent Applications and the Patents within the Blunt Technology before the applicable governing examining authorities; provided, however, MedPro shall timely pay, as part of its Development Costs, all filing and/or maintenance fees for any of such Patent Applications and Patents within the Blunt Technology in accordance with applicable law and regulations. SGPF and MedPro shall cooperate fully with each other to execute all necessary documentation to enable each party to perform its duties and exercise its rights under the terms of this Section 8.3.

      8.4 Permits. From and after the date of this Agreement, MedPro shall be solely responsible for obtaining all consents, approvals, governmental filings, authorizations, and permits for: (a) the consummation of the transactions contemplated by this Agreement; and (b) the manufacture, distribution and use of the Blunt Product, including, without limitation, any clearance certificates or marketing approvals issued by the FDA, relating to the manufacture, marketing, distribution or use of the Product.

      8.5 Amendment and Modification. This Agreement may be amended, modified or supplemented only by written agreement of MedPro and SGPF.

      8.6 Assignment. Except as otherwise provided hereunder, neither this Agreement nor any right or obligation arising hereunder may be assigned by either party hereto, in whole or in part, without the prior written consent of the other party hereto, which may be withheld in the absolute discretion of such other party, and any attempted assignment in violation of the terms hereof will be null and void and of no force or effect.

      8.7 Entire Agreement; Severability. This Agreement, including the Exhibits attached hereto which are incorporated herein by reference, contains the entire agreement between the parties relating to the matters addressed herein, and consequently, all prior and contemporaneous oral and written discussions and understandings are superseded. If one or more of the provisions of this Agreement or any application thereof are invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions and any other application thereof will in no way be affected or impaired and any such provision will be enforced to the maximum extent possible by law.

      8.8 Counterparts. This Agreement may be executed in counterparts, all of which taken together will constitute a single Agreement, or by the execution of a separate agreement under the terms of which the person executing such separate agreement specifically undertakes to be bound by the terms, provisions and agreements of this Agreement.

      8.9 Governing Law, Consent to Jurisdiction. Unless otherwise agreed upon in writing between the parties, this Agreement and the legal relations created by it will in all respects, including, without limitation, with respect to construction, interpretation, performance, effect and remedies, be governed by and construed in accordance with the internal laws of the State of Delaware (without regard to the laws of conflict of any jurisdiction), except that the laws of the United States will apply to questions regarding the validity, infringement or enforceability of U.S. Patents rights relating to the subject matter of this Agreement. Each party hereto irrevocably consents that any legal action or proceeding against it occurring under, relating to or in connection with this Agreement or any other agreement, document or instrument arising out of or executed in connection with this Agreement may be brought only in a court of the state of Kentucky or in the United States District Court for the Eastern District of Kentucky. Each party by the execution and delivery of this Agreement expressly and irrevocably assents and submits to the personal jurisdiction of any of such courts in any such action or proceeding. Each party hereby expressly and irrevocably waives any claim or defense in any action or proceeding based on any alleged lack of personal jurisdiction, improper venue or forum non conveniens or any similar basis.

      8.10 Certain Agreements; Additional Documents and Acts. Each party agrees to cooperate and to execute and deliver in a timely fashion such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effect, carry out and perform all of the terms, provisions, and conditions of this Agreement and the transactions contemplated hereby.

      8.11 Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto to any other party must be in writing and delivered personally or sent by registered or certified mail, postage prepaid (and if by mail with a copy sent by telephonic facsimile transmission),

      If to MedPro:

                  MedPro Safety Products, Inc
                  Attn: Walter Weller
                  817 Winchester Road, Suite 200
                  Lexington, Kentucky  40505
                  Phone: 859-225-5375
                  Fax: 859-225-5347

      If to SGPF:

                  SGPF, LLC
                  Attn:  Craig Turner
                  270 South Limestone
                  Lexington, Kentucky  40508
                  Phone: 859-225-3680
                  Fax: 859-255-8255

or at such other address for a party as is specified by like notice. Any notice which is addressed and mailed in the manner herein provided will be deemed to have been duly given to the party to which it is addressed on the date deposited in the mail (or, if later, the date of facsimile transmission).

      8.12 Force Majeure. If either party is delayed in or prevented from performing any obligation hereunder due to any act of God, fire, riot, embargo, or strike or other labor problem, availability of Blunt Product materials, unforeseen and dramatic increases in Blunt Product production costs that eliminate the ability to allow commercialization the Blunt Product, then such delay or nonperformance shall be excused and the time for performance shall be extended during the pendency of such condition. Time is of the essence in performance of the terms of this Agreement.

      8.13 Exhibits. Exhibits attached hereto are incorporated herein in full by this reference as if each of such exhibits were set forth in the body of this Agreement and duly executed by the parties hereto.

      8.14 Waivers. Neither the waiver by a party of a breach of or a default under any of the provisions of this Agreement, nor the failure of a party, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right, remedy or privilege hereunder will thereafter be construed as a waiver of any such provisions, rights, remedies or privileges hereunder.

      8.15 Exercise of Rights. No failure or delay on the part of a party in exercising any right, power or privilege hereunder and no course of dealing between the parties will operate as a waiver thereof, nor will any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any other rights or remedies which a party hereto would otherwise have at law in equity or otherwise.

      8.16 Pronouns. All pronouns and any variations thereof will be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or entity may require.

      8.17 Headings. Section headings contained in this Agreement are inserted for convenience of reference only, will not be deemed to be a part of this Agreement for any purpose, and will not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

      8.18 Survival. It is the express intention and agreement of the parties that all covenants, agreements, statements, representations, warranties and indemnities made in this Agreement will survive the execution and delivery of this Agreement and, where appropriate to facilitate the intent of this Agreement.

9. Termination of Exclusive Agency Agreement

      SGPF and MedPro agree and acknowledge that this Agreement supercedes and terminates that certain Exclusive Agency Agreement dated February 17, 2007 by and between SGPF and MedPro and further agree and acknowledge that their respective rights and obligations arising under such Exclusive Agency Agreement are hereby terminated.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

      The parties hereto have duly executed this Agreement as of the day and year first above written.

SGPF, LLC                                            MedPro Safety Products, Inc
a Kentucky limited liability company                 A Delaware Corporation

      By: /s/ Wm. Craig Turner                       By: /s/ Walter W. Weller
          --------------------                           --------------------
          Wm. Craig Turner                               Walter W. Weller
          Managing Member                                President and
                                                         Chief Operating Officer

                                    Exhibit A

            Description of Safety Syringe System, with and without a Distal Protective Needle, in a Fillable and Pre-filled Configuration

The Blunt Technology consists of the following Patents and Patent Applications and the inventions described and claimed therein:

            i. U.S. Patent Application No. 10/983,108, filed November 5, 2004, entitled "Passively Guarded, Fillable Injection Syringe". Notice of Allowance has already been issued by PTO and all 20 claims have been allowed-Patent fees have been paid and are awaiting issuance (the "Patent");

            ii.   U.S.  Patent  Application No.  10/055,415,  filed February 10,
                  2005,   entitled   "Syringe   Guard   with   Selected   Needle
                  Configurations";

            iii. U.S. Patent Application No. 10/140,583, filed May 27, 2005, entitled "Passively Guarded, Pre-filled Injection Syringe"
                  (CIP);

            iv. Syringe Guard for Pre-filled medicament vial, US application number 11/211,336 filed on August 25, 2005;

            v. Hypodermic Needle Tip Protector, Application number 11/422,851 filed on June 7, 2006;

            vi.   PCT  Application  No.   US2005/018178,   entitled   "Passively
                  Guarded, Fillable Injection Syringe";

            vii. PCT Application No. US2006/004286, entitled "Syringe Guard with Selected Needle Configurations";

            viii. PCT  Application  No.   US2006/004068,   entitled   "Passively
                  Guarded, Pre-filled Injection Syringe"; and

            ix.   To be filed: PCT for "Hypodermic Needle tip Protector"

NEW PRODUCT DESCRIPTIONS

1.    Passively guarded 1ml syringe with and w/out blunt needle.

2.    Passively guarded 3ml syringe with and w/out blunt needle.

3.    Passively guarded 5ml syringe without a needle.

4. Passively guarded 1ml pre-filled syringe with a detached cartridge. The cartridge can be either glass or plastic.

5.    Hypodermic needle in various gauges with a blunt needle attached to it.